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                                                                   EXHIBIT 10.13


                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of May 6, 1999 among ALVIN J. GLASKY, Ph.D. ("Employee"), and NEOTHERAPEUTICS, INC., a Delaware corporation together with its wholly-owned subsidiaries, Advanced ImmunoTherapeutics, Inc., a California corporation ("AIT") and NeoTherapeutics, GmbH, a Swiss corporation ("GmbH"); collectively ("NTI" or the "Companies").

                                    RECITALS:

        A. NTI desires to continue the employment of Employee as its President and Chief Executive Officer, in which positions he shall be responsible for management and supervision of the day-to-day operations of each of the Companies, and the Employee desires to accept and serve in such positions with the Companies pursuant to the terms and conditions set forth herein.

                                   AGREEMENTS:

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, each of the parties hereto, intending to be legally bound, hereby agree as follows:

        1. Term.

               NTI hereby employs Employee and Employee hereby accepts employment with NTI for a period which shall commence as of January 1, 2000 and which shall continue until December 31, 2003, unless this Agreement is sooner terminated as provided herein (the "Term").

        2. Duties.

               (a) Duties. During the Term, Employee shall perform the duties and obligations of the President and Chief Executive Officer of each of the Companies. Employee shall at all times perform such duties and obligations faithfully, diligently, to the best of the Employee's ability, under the supervision of and in accordance with lawful policies and directives from time to time established by the Boards of Directors of the Companies, in compliance with all applicable laws and the Articles of Incorporation and Bylaws of the Companies, and shall instruct and require all those working with and under him to do the same. In this regard, Employee shall perform such duties for each of the Companies as are required by such positions, or as are assigned to Employee by the NTI Board of Directors from time to time and which are consistent with the duties of such positions.

               (b) Productive Time. Employee shall devote his entire productive time, ability and attention to the above duties and obligations during the Term. Employee shall not directly or indirectly render any services to other persons or entities of a business, commercial or professional nature, which will interfere with or detract from his duties under this Agreement without the prior written approval of the NTI Board.


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        3. Compensation.

               (a) Base Salary. As compensation for all services to be rendered by the Employee to the Companies under this Agreement or otherwise, NTI shall pay to the Employee a base annual salary of Two Hundred Fifteen Thousand Dollars ($215,000) (the "Base Salary"). At each anniversary date, the Base Salary payable hereunder shall be increased by any increase in the Los Angeles/Long Beach cost of living index, limited to 5% per year. The Base Salary shall be paid on a regular basis in accordance with normal payroll procedures and policies. Notwithstanding the aforementioned annual increase in Employee's salary which may occur as a result of an increase in the cost of living index, the amount of the Base Salary shall be reviewed annually by the NTI Board (or a committee thereof), which shall determine, in its sole discretion, whether Employee's Base Salary shall be increased, such determination to be made on the basis of an evaluation of the Employee's performance, the performance of the Companies and such other factors as the NTI Board (or a committee thereof) shall deem appropriate.

               (b) Bonus. In addition to his Base Salary, Employee may receive a bonus in such amount, if any, as may be approved by the NTI Board (or a committee thereof) from time to time.

               (c) Stock Options. Concurrently with the execution of this Agreement, NTI shall enter into a Stock Option Agreement with Employee providing for the grant of an option to purchase 225,000 shares of NTI's common stock, par value, $0.001 per share, which will vest in three installments of 75,000 shares each on May 6, 2000, 2001 and 2002.

               (d) Participation in Benefit Plans. The Employee shall be entitled to participate in all benefit plans or programs (including vacation time, sick leave and holidays) generally available to all employees of the Companies, to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible to participate therein. The Employee's participation in any such plan or program shall be subject to the provisions, rules and regulations thereof that are generally applicable to all participants therein. With respect to vacations, the Employee will be entitled to six weeks of vacation per year during the term of this Agreement.

               (e) Expenses. In accordance with the Companies' policies established from time to time, the Companies will pay or reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate receipts and reports. Employee will be entitled to travel "Business Class" at his option or if Business Class is not available, "First Class". Commensurate with his position, Employee will also be furnished with an automobile and a gasoline credit card. Further, all costs of operating said automobile, such as insurance, repairs, and licenses will be incurred by NTI. Employee agrees to reimburse the Company for the personal use and commuting costs of such automobile pursuant to the applicable provisions of the Internal Revenue Code.


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               (f) Taxes. All amounts paid to Employee hereunder shall be subject to the applicable withholding of social security, federal, state and other taxes and deductions as required by law.

        3. Compensation Upon Termination.

               (a) Voluntary Termination. In the event that the Employee ceases to be employed by the Companies by reason of voluntary termination by Employee pursuant to Section 5(d) below, then he shall not be entitled to any compensation or any other sum other than the portion of his then current Base Salary which has accrued through his date of termination and Employee shall forfeit any incentive or bonus compensation that would otherwise be payable, then or in the future, to Employee had such termination of employment not occurred. All payments to be made by the Companies to the Employee pursuant to this Section 4(a) shall be paid on a regular basis in accordance with NTI's normal payroll procedures and policies.

               (b) Involuntary Termination for Cause. In the event that the Employee ceases to be employed by the Companies pursuant to Sections 5(a) or 5(b) below, then he shall not be entitled to any compensation, nor shall the Companies have any obligation to pay any sum or have any liability to Employee whether as compensation for his services or as a result of such termination of employment, other than (i) the portion of his then current Base Salary which has accrued through his date of termination, and (ii) any undistributed bonus or other incentive compensation for any years prior to the year in which such termination occurred, provided that the payment thereof is not contingent or conditional on Employee's continued employment with the Companies or the satisfaction of any other condition that is unsatisfied, pursuant to any bonus or incentive plan under which such bonus or incentive compensation was awarded. All payments required to be made by the Companies to the Employee pursuant to this Section 4(b) shall be paid in accordance with NTI's normal payroll procedure and policies.

               (c) Involuntary Termination Without Case. In the event that the Employee ceases to be employed by the Companies by reason of the involuntary termination of Employee by the Companies without Cause pursuant to Section 5 (c) below, or by reason of Employee's termination of his employment for Good reason pursuant to Section 5 (e), Employee shall be entitled to the following compensation: (i) the portion of his then current Base Salary which has accrued through his date of termination, (ii) any undistributed bonus or incentive compensation previously awarded to Employee pursuant to any bonus or incentive compensation plan of the Companies in which he is then participating or had previously participated, and (iii) a severance payment in an amount (the "Severance Amount") equal to the result obtained by multiplying his then current monthly Base Salary (as hereinafter defined) by the number of months then remaining in the term of this Agreement. As used in this Agreement, the term "monthly Base Salary" shall refer to an amount equal to one-twelfth (1/12) of Employee's then current annual Base Salary. All payments required to be made by the Companies to the Employee pursuant to this Section 4(c) shall be paid on a regular basis in accordance with NTI's normal payroll procedures and policies, including, without limitation, the Severance Amount which shall be paid at such times and in such amounts consistent with NTI's normal payroll procedures and policies over the number of months then remaining in the original term of Agreement.


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        5. Termination Prior to Expiration of Term.

               (a) Death or Disability. Employee's employment shall terminate immediately, without notice, upon the death of the Employee or upon Employee becoming totally disabled. For purposes of this Agreement, the term "totally disabled" or "total disability" means an inability of the Employee, due to a physical or mental illness, injury or impairment, to perform a substantial portion of his duties for a period of 180 or more consecutive days, as determined by the NTI Board (or a committee thereof).

                (b) Termination for Cause. The Companies may terminate Employee's employment at any time for "Cause" (as hereinafter defined) immediately upon written notice from the NTI Board to Employee. For purposes of this Agreement, "Cause" shall mean: (A) gross neglect or willful and continuing failure by Employee to substantially perform his reasonable duties (except by reason of the incapacity of Employee) and which failure is not substantially cured within 30 days after written notice to Employee of the existence of such breach and the specific facts causing such breach; (B) embezzlement, theft or other misappropriation of property of the Companies; (C) gross or willful misconduct resulting in substantial loss to the Companies or substantial damage to the reputation of the Companies; (D) conviction of a felony; (E) gross or willful neglect of Employee's assigned duties; (F) gross breach of Employee's fiduciary obligations to the Companies; (G) any chemical dependence (other than as prescribed by a physician) which adversely affects Employee's performance of his duties; or (H) conviction in a court of law of sexual harassment.

               (c) Termination Without Cause. The Companies may terminate Employee's employment for any reason other than one of the reasons enumerated in
Section 5(b) hereof, or for no reason whatsoever, at any time effective upon written notice from the NTI Board to Employee. Any such termination pursuant to this Section 5(c), shall constitute a termination "without cause".

               (d) Voluntary Termination by Employee Without Good Reason. Employee may terminate his employment for any reason or no reason at any time upon thirty (30) days' prior written notice to the NTI Board; provided, however, that, at the NTI Board's election the effective date of such termination may be shortened to any date between the fifth (5th) and thirtieth (30th) day following the date of the Employee's notice of termination hereunder.

               (e) Termination of Employee for Good Reason. If, without the consent of Employee: (i) the Companies materially reduce Employee's total annual cash compensation hereunder, other than as an "across-the-board" decrease in compensation payable to executives of the Companies as a cost-cutting measure, or materially reduce Employee's duties as President and Chief Executive Officer of either of the Companies, and such reduction in Employee's cash compensation or in Employee's duties as President and Chief Executive Officer of the Companies, and such reduction in Employee's cash compensation or in Employee's duties occurs within twelve (12) months following a "Change in Control of the Companies" (as hereinafter defined), or (ii) the breach by the Companies of a material obligation of the Companies to Employee under this Agreement, and such material reduction of cash compensation or duties or breach of a material obligation (as the case may be) continues


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uncorrected for a period of thirty (30) days after written notice of the occurrence thereof from Employee to the NTI Board, the same shall constitute an event of "Good Reason" which event shall entitle Employee, as his sole right and remedy therefore, to terminate his employment with the Companies with Good reason effective on written notice from the Employee to the Companies stating that he is terminating his employment for Good Reason and specifying the event constituting same. For purposes hereof, a "Change in Control of the Companies" shall be deemed to have occurred if (i) NTI is merged or consolidated with or into another corporation and the holders of the outstanding capital stock of NTI immediately prior to such merger or defined under the Securities Exchange Act of 1934, as amended (the "1934 Act") (or in the rules and regulations thereunder), do not beneficially own, directly or indirectly, immediately after such merger or consolidation, securities representing more than 50% of the combined voting power of the outstanding securities of the surviving corporation in such merger or consolidation; (ii) substantially all of the assets of NTI are sold in a single or series of related transactions to one or more other corporations or business entities and the holders of the outstanding capital stock of NTI immediately prior to such sale, or their affiliates (as hereinabove defined), do not beneficially own securities representing more than 50% of the combined voting power of the outstanding securities of NTI.

        6. Confidential Information. Except in the performance of his duties hereunder, or with the express written permission of the NTI Board, or except as required by law, the Employee shall not during or after the term of his employment, directly or indirectly, use or permit the use of any information concerning the Companies or their customers which is of a confidential or proprietary nature, including, but not limited to, customer names, contacts, reports, techniques, operations, contracts, agreements, work orders, trade secrets, software, formulas, computer systems, know-how, designs, plans, invoices, work records, copyrights, patents, patent applications, production scheduling, introduction dates, production or manufacturing processes, and other business or technical information of or relating to the Companies or their customers ("Confidential Information") and shall not reveal, disclose, divulge or make known any Confidential Information to any person, firm or corporation whatsoever at any time. All Confidential Information is the exclusive property of the Companies. All records, papers and documents kept or made by Employee relating to the Companies shall be and remain the property of the Companies, and shall be returned by Employee to the Companies upon request or upon termination of his employment. In the event of a breach or threatened breach by Employee of the provisions of this Section, the Companies, in addition to their other remedies, shall be entitled to an injunction restraining Employee from so disclosing or using any Confidential information. The obligations under this Section shall survive the termination of this Agreement, but shall not apply at any time to information that is or becomes generally known to the public (other than through a breach of this Section).

        7. Miscellaneous.

               (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter contained and it supersedes all prior agreements, representations, and understandings of the parties pertaining to such subject matter.


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               (b) Arbitration. Except as provided in Section 7(c), all disputes between the parties hereto shall be determined solely and exclusively by arbitration under, and in accordance with the rules then in effect of, the American Arbitration Association, or any successors thereto ("AAA"), in Orange County, California, unless the parties otherwise agree in writing. The parties shall jointly select an arbitrator. In the event the parties fail to agree upon an arbitrator within ten (10) days, then the Companies shall select an arbitrator and Employee shall select an arbitrator and such arbitrators shall then select a third arbitrator to serve as the sole arbitrator, provided that if either the Companies or Employee, in such event, fails to select an arbitrator within seven (7) days, such arbitrator shall be selected by the AAA upon application of either the Companies or Employee. Judgment upon the award of the agreed upon arbitrator or the so chosen third arbitrator, as the case may be, shall be binding and shall be entered into by a court of competent jurisdiction.

               (c) Injunctive Relief. In the event of any violation or threatened violation of the provisions of Section 6 of this Agreement, the Companies shall be entitled, in addition to any other rights or remedies which they may have, to obtain temporary and permanent injunctive relief. The Companies shall be entitled to such temporary and permanent injunctive relief because the Companies would sustain substantial and irreparable damage upon any such violation, which damage is difficult to ascertain in advance.

               (d) Amendments. This Agreement may not be amended or supplemented except by written instrument executed by the parties hereto.

               (e) Waivers. All waivers hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision of this Agreement by any other party shall be deemed a waiver of any other contemporaneous, preceding, or succeeding breach or anticipated breach, whether or not similar, on the part of the same or any other party.

               (f) Severability. In the event that any provision of this Agreement shall be unenforceable or inoperative as a matter of law, the remaining portions or provisions shall remain in full force and effect.

               (g) Successors and Assigns. This Agreement shall be binding following and inure to the benefit of the parties hereto and their respective heirs, representatives, executors, administrators, successors, and assigns; provided, however, that Employee may not assign any or all of his rights or duties hereunder except with the prior written consent of the Companies.

               (h) Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same Agreement.

               (i) Section Headings. The section headings used in this Agreement are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

               (j) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California.


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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year above written.

        Entered into this 6th day of May, 1999, in Irvine, California.


                                    ALVIN J. GLASKY, Ph.D.,
                                    Employee

                                               /s/Alvin J. Glasky
                                    --------------------------------------------


                                    NEOTHERAPEUTICS, INC.,
                                    a California corporation



                                    By:           /s/Samuel Gulko
                                    --------------------------------------------
                                    Its:   Chief Financial Officer, Secretary
                                    --------------------------------------------
                                                   and Treasurer
                                    --------------------------------------------

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